Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB – CRNSF
ENTRY INTO VACANT LAND PURCHASE AGREEMENT

Vancouver, B.C. – September 19, 2011 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that on September 16, 2011, the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a Vacant Land Purchase Agreement (the “Phelan East Agreement”). Under the Phelan East Agreement, Coronus agrees to acquire a 34.44 acre parcel of vacant land, situated east of Phelan, in the County of San Bernardino, California, from S&A Real Estate Development, LLC. The purchase price is USD $150,000. Coronus deposited USD $3,000 into escrow and agrees to deposit an additional USD $147,000 within sufficient time to close escrow. Close of escrow is November 4, 2011. The Phelan East Agreement is subject to Coronus’ Board of Director approval on or before October 31, 2011. There can be no assurance Coronus’ Board of Director approval will be obtained.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

Coronus Solar Inc.	News Release	Page 1 of 1